Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated March 15, 2005, relating to the financial statements of Focus Enhancements, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Focus Enhancements, Inc. for the year ended December 31, 2004:

Registration Statement No. 333-55178 on Form SB-2

Registration Statement No. 333-89770 on Form S-8

Registration Statement No. 333-57762 on Form S-8

Registration Statement No. 333-33243 on Form S-8

Registration Statement No. 333-104734 on Form S-8

Registration Statement No. 333-100353 on Form S-3

Registration Statement No. 333-104568 on Form S-3

Registration Statement No. 333-108134 on Form S-3

Registration Statement No. 333-121206 on Form S-3/A

Registration Statement No. 333-115013 on Form S-3/A

DELOITTE & TOUCHE LLP

San Jose, California

March 15, 2005